Exhibit 99.1

ORAGENICS ANNOUNCES CLOSING OF $6.0 MILLION UNDERWRITTEN PUBLIC OFFERING

November 24, 2020

Oragenics, Inc. (NYSE American: OGEN) (“Oragenics” or the “Company”) a company focused on the creation of the Terra CoV-2 vaccine candidate to combat the novel coronavirus pandemic, today announced, the closing of its previously announced underwritten public offering of 14,189,189 shares of common stock at a price to the public of $0.37 per share.

Oragenics expects to receive gross proceeds of approximately $6.0 million from the offering.

A.G.P./Alliance Global Partners is acting as sole book-running manager for the offering.

The Company granted the underwriter a 45-day option to purchase up to 2,128,378 additional shares of common stock at the public offering price, less underwriting discounts and commissions. The underwriter exercised its option in full to purchase 2,128,378 additional shares of common stock, which the indicated gross proceeds reflect.

The Company intends to use the net proceeds of the offering primarily to continue funding our pre-clinical development of our SARS-CoV-2 vaccine, Terra CoV-2 and our lantibiotics program and for general corporate purposes, including research and development activities, capital expenditures and working capital.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-235763) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) that was declared effective by the SEC on January 13, 2020. A prospectus supplement and accompanying prospectus describing the terms of the proposed offering was filed with the SEC and is available on the SEC’s website at www.sec.gov.. Electronic copies of the prospectus supplement may be obtained from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022 or via telephone at 212-624-2060 or email: prospectus@allianceg.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Oragenics, Inc.

Oragenics, Inc. is focused on the creation of the Terra CoV-2 vaccine candidate to combat the novel coronavirus pandemic and the further development of effective treatments for novel antibiotics against infectious disease. The Company is dedicated to the development and commercialization of a vaccine candidate providing specific immunity from novel coronavirus. The Terra CoV-2 immunization leverages coronavirus spike protein research conducted by the National Institute of Health. In addition, Oragenics has an exclusive worldwide channel collaboration with ILH Holdings, Inc. (n/k/a Eleszto Genetika, Inc.), relating to the development of novel lantibiotics.

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Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, as amended, that involve significant risks and uncertainties about Oragenics, including but not limited to statements with respect to the completion, timing, size, and use of proceeds of the proposed underwritten offering of common stock. Oragenics may use words such as “expect,” “anticipate,” “project,” “intend,” “plan,” “aim,” “believe,” “seek,” “estimate,” “can,” “focus,” “will,” and “may” and similar expressions to identify such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, whether or not Oragenics will be able to raise capital, the final terms of the underwritten offering of common stock, market and other conditions, the satisfaction of customary closing conditions related to the underwritten offering of common stock, Oragenics’ business and financial condition, and the impact of general economic, industry or political conditions in the United States or internationally. For additional disclosure regarding these and other risks faced by Oragenics, see disclosures contained in Oragenics’ public filings with the SEC, including the “Risk Factors” in the Company’s Annual Report on Form 10-K, as updated by our Form 8-K Report filed with the SEC on May 8, 2020, Quarterly Reports on Form 10-Q, and prospectus for this offering. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and Oragenics undertakes no obligation to update such statements as a result of new information, except as required by law.

Contact

Oragenics, Inc.

Corporate:

Michael Sullivan, 813-286-7900

Chief Financial Officer

msullivan@oragenics.com

or

Investors:

John Marco

Managing Director

CORE IR

516-222-2560

johnm@coreir.com

Media:

Jules Abraham

CORE IR

917-885-7378

julesa@coreir.com

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